Exhibit 99.07

NEWS RELEASE

Contact: Tim Gallaher
(Investor Relations)
952-591-3840
ir@moneygram.com

MoneyGram International Increases Share Repurchase Authorization and Approves Quarterly Dividend

Minneapolis, Minn., May 9, 2007 — MoneyGram International, Inc. (NYSE:MGI) today announced that the board of directors has increased the Company’s share repurchase authorization by an additional 5.0 million shares, bringing the total authorization to 12.0 million shares. As of March 31, 2007, the company had repurchased approximately 5.7 million shares under its authorization. Stock purchases may continue to be made from time to time at prevailing prices in the open market.

The board of directors also declared a quarterly dividend payment of $0.05 per common share payable on July 2, 2007 to stockholders of record at the close of business on June 15, 2007. Any future dividends are at the discretion, and subject to approval, of the company’s board of directors.

Phil Milne, chief executive officer and president, said, “We consistently evaluate the best use of our cash to enhance shareholder value. Today we are pleased to increase our ability to pursue share repurchases as well as deliver our quarterly dividend payment.”

About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company and S&P MidCap 400 company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company, with $1.16 billion in revenue in 2006 and approximately 114,000 global money transfer locations in 170 countries and territories. For more information, visit the company’s website at www.moneygram.com.

Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of key retail agents or inability to maintain our network in our Global Funds Transfer segment; (b) loss of large financial institution customers in our Payment Systems segment; (c) ability to successfully develop and timely introduce new and enhanced products and services; (d) ability to protect the intellectual property rights related to our existing and any new or enhanced products and services; (e) failure to continue to compete effectively; (f) ability of us or our agents to comply with U.S and International regulatory requirements; (g) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (h) ability to manage security risks related to our electronic processing and transmission of confidential customer information; (i) ability to process and settle transactions accurately and on the efficient and uninterrupted operation of our computer network systems and data centers; (j) ability to manage credit and fraud risks from our retail agents; (k) ability to manage reputational damage to our brand due to fraudulent use of our services; (l) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (m) ability to manage credit risk related to our investment portfolio and our use of derivatives; (n) fluctuations in interest rates; (o) material changes in the market value of securities we hold; (p) ability to manage risks related to opening of new retail locations and acquisition of businesses; (q) material slow down or complete disruption in international migration patterns; (r) unexpected liquidity needs; (s) ability for us or our agents to maintain adequate banking relationships (t) ability to manage risks associated with our international sales and operations; (u) ability to maintain effective internal controls; and (v) possible delay or prevention of an acquisition of our company which could inhibit a stockholder’s ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (w) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results.  These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.